Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

On June 4, 2018, Evergy, Inc. (Evergy) completed the merger contemplated by the Amended Merger Agreement dated July 9, 2017 by and among Evergy, Great Plains Energy Incorporated (Great Plains Energy), Westar Energy, Inc. (Westar Energy) and King Energy, Inc., a Kansas corporation and wholly owned subsidiary of Evergy (King Energy) (Amended Merger Agreement). As a result of the merger, Great Plains Energy merged into Evergy, with Evergy surviving the merger and Westar Energy merged with King Energy, with Westar Energy surviving the merger. Following the completion of these mergers, Westar Energy and the direct subsidiaries of Great Plains Energy, including KCP&L and GMO, became wholly owned subsidiaries of Evergy.

Great Plains Energy had previously entered into an Agreement and Plan of Merger dated as of May 29, 2016, whereby Great Plains Energy was to acquire Westar Energy for a combination of cash and stock (Original Merger Agreement). The required regulatory approval to complete the acquisition under the Original Merger Agreement was not obtained.

The Amended Merger Agreement was structured as a merger of equals in a tax-free exchange of shares that involved no premium paid or received with respect to either Great Plains Energy or Westar Energy. As a result of the closing of the merger transactions, each outstanding share of Great Plains Energy common stock was converted into 0.5981 shares of Evergy common stock and each outstanding share of Westar Energy common stock was converted into 1 share of Evergy common stock.

As provided in the Amended Merger Agreement, substantially all of Westar Energy’s outstanding equity compensation awards vested and were converted into a right to receive Evergy common stock and all of Great Plains Energy’s outstanding equity compensation awards were converted into equivalent Evergy awards subject to the same terms and conditions at the Great Plains Energy merger exchange ratio of 0.5981.

The Unaudited Pro Forma Condensed Consolidated Combined Financial Statements (referred to as the “pro forma financial statements”) have been derived from the historical consolidated financial statements of Evergy, Westar Energy and Great Plains Energy and should be read in conjunction with the:

•	accompanying notes to the Unaudited Pro Forma Condensed Consolidated Combined Financial Statements;

•	unaudited condensed consolidated financial statements and related notes of Evergy as of and for the six months ended June 30, 2018, contained in Evergy’s Quarterly Report on Form 10-Q;

•	consolidated financial statements and related notes of Westar Energy as of and for the year ended December 31, 2017, contained in Westar Energy’s Annual Report on Form 10-K; and

•	consolidated financial statements and related notes of Great Plains Energy as of and for the year ended December 31, 2017, contained in Great Plains Energy’s Annual Report on Form 10-K.

The pro forma financial statements give effect to the mergers executed under the Amended Merger Agreement as well as Great Plains Energy’s redemption of its debt and preferred equity financings completed in contemplation of the Original Merger Agreement (collectively referred to as the “transactions”).

The Unaudited Pro Forma Condensed Consolidated Combined Statements of Income (referred to as the “pro forma statements of income”) for the six months ended June 30, 2018 and year ended December 31, 2017 give effect to the transactions as if they occurred on January 1, 2017. The pro forma financial statements do not include a pro forma balance sheet as the mergers are reflected in the most recent historical balance sheet filed in the financial statements of Evergy for the six months ended June 30, 2018.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are: (1) directly attributable to the mergers; (2) factually supportable; and (3) expected to have a continuing impact on the combined results of Evergy. As such, the impact from merger transaction costs is not included in the accompanying pro forma statements of income.

As described in the accompanying notes, the pro forma financial statements have been prepared using the acquisition method of accounting under existing generally accepted accounting principles, or GAAP, and the regulations of the SEC. Westar Energy has been treated as the acquirer in the mergers for accounting purposes.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements.

EVERGY, INC.

Unaudited Pro Forma Condensed Consolidated Combined Statement of Income

For the Six Months Ended June 30, 2018

	Evergy, Inc. Historical	Great Plains Energy Historical	Pro Forma		Evergy, Inc.
	(Note 2a)	(Note 2a)	Adjustments	Note 2	Combined Pro Forma
	(In Millions, Except Per Share Amounts)
OPERATING REVENUES	$1,493.6	$999.0	$59.7	(b)	$2,552.3

OPERATING EXPENSES:
Fuel and purchased power	365.2	305.5	—		670.7
SPP network transmission costs	136.0	—	—		136.0
Operating and maintenance	423.8	317.9	(93.9)	(c)	647.8
Depreciation and amortization	217.7	158.9	—		376.6
Taxes other than income tax	100.5	70.8	—		171.3

Total Operating Expenses	1,243.2	853.1	(93.9)		2,002.4

INCOME FROM OPERATIONS	250.4	145.9	153.6		549.9

OTHER INCOME (EXPENSE):
Investment earnings	1.3	1.4	—		2.7
Other income	3.7	60.9	(49.2)	(d)	15.4
Other (expense)	(24.4)	(20.1)	—		(44.5)

Total Other (Expense) Income	(19.4)	42.2	(49.2)		(26.4)

Interest expense	102.2	83.5	(2.5)	(f)	183.2

INCOME BEFORE INCOME TAXES	128.8	104.6	106.9		340.3
Income tax expense (benefit)	(35.8)	11.7	28.0	(g)	3.9
Equity in earnings of equity method investees, net of income taxes	2.7	1.5	—		4.2

NET INCOME	167.3	94.4	78.9		340.6
Less: Net income attributable to noncontrolling interests	5.0	—	—		5.0

Net income attributable to Evergy, Inc.	$162.3	$94.4	$78.9		$335.6

BASIC AND DILUTED EARNINGS PER AVERAGE COMMON SHARE OUTSTANDING ATTRIBUTABLE TO EVERGY
Basic	$1.00				$1.24
Diluted	$1.00				$1.23
AVERAGE EQUIVALENT COMMON SHARES OUTSTANDING
Basic	161.9				271.5	(h)
Diluted	162.0				272.0	(h)

The accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Combined Financial Statements are an integral part of these statements.

EVERGY, INC.

Unaudited Pro Forma Condensed Consolidated Combined Statement of Income

For the Year Ended December 31, 2017

	Westar Historical	Great Plains Energy Historical	Pro Forma		Evergy, Inc.
	(Note 2a)	(Note 2a)	Adjustments	Note 2	Combined Pro Forma
	(In Millions, Except Per Share Amounts)
OPERATING REVENUES	$2,571.0	$2,708.2	$—		$5,279.2

OPERATING EXPENSES:
Fuel and purchased power	541.5	714.3	—		1,255.8
SPP network transmission costs	247.9	—	—		247.9
Operating and maintenance	583.6	790.0	(24.3)	(c)	1,349.3
Depreciation and amortization	371.7	371.1	—		742.8
Taxes other than income tax	167.6	229.2	—		396.8

Total Operating Expenses	1,912.3	2,104.6	(24.3)		3,992.6

INCOME FROM OPERATIONS	658.7	603.6	24.3		1,286.6

OTHER INCOME (EXPENSE):
Investment earnings	3.9	24.6	—		28.5
Other income	8.4	26.1	(14.0)	(d)	20.5
Other (expense)	(19.1)	(31.4)	15.0	(e)	(35.5)
Loss on series B preferred stock dividend make-whole provisions	—	(124.8)	124.8	(e)	—
Loss on extinguishment of debt	—	(82.8)	82.8	(f)	—

Total Other (Expense) Income	(6.8)	(188.3)	208.6		13.5

Interest expense	171.0	290.7	(88.5)	(f)	373.2
			(1.9)	(d)	(1.9)

INCOME BEFORE INCOME TAXES	480.9	124.6	323.3		928.8
Income tax expense	151.2	233.3	72.1	(g)	456.6
Equity in earnings of equity method investees, net of income taxes	6.8	2.5	—		9.3

NET INCOME (LOSS)	336.5	(106.2)	251.2		481.5
Less: Net income attributable to noncontrolling interests	12.6	—	—		12.6
Preferred stock dividend requirements and redemption premium	—	37.3	(37.3)	(e)	—

Net income (loss) attributable to Evergy, Inc.	$323.9	$(143.5)	$288.5		$468.9

BASIC AND DILUTED EARNINGS PER AVERAGE COMMON SHARE OUTSTANDING ATTRIBUTABLE TO EVERGY
Basic	$2.27	$(0.67)			$1.73
Diluted	$2.27	$(0.67)			$1.73
AVERAGE EQUIVALENT COMMON SHARES OUTSTANDING
Basic	142.5	215.5			271.4	(h)
Diluted	142.6	215.5			271.5	(h)

The accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Combined Financial Statements are an integral part of these statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The pro forma statements of income for the six months ended June 30, 2018 and year ended December 31, 2017 give effect to the transactions as if they were completed on January 1, 2017.

The pro forma financial statements have been derived from the historical consolidated financial statements of Evergy, Westar Energy and Great Plains Energy. Certain reclassifications have been made to Great Plains Energy’s historical statements of income to conform to corresponding financial statement line items included in Evergy’s and Westar Energy’s historical presentation.

The pro forma financial statements were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Although the business combination of Westar Energy and Great Plains Energy is a “merger of equals,” GAAP requires that one of the companies in the mergers be designated as the acquirer for accounting purposes based on the available evidence. Westar Energy has been treated as the acquirer in the mergers for accounting purposes. Various factors were considered to determine that Westar Energy is the accounting acquirer including relative voting rights of each company’s shareholders in the combined company, the composition of the governing body of the combined company immediately after the mergers and thereafter, the composition of senior management of the combined company and the comparable sizes of the combining companies, along with other factors. The predominant deciding factor of the analysis was the relative voting rights of each company’s shareholders.

Under the aforementioned accounting standards for business combinations, the assets and liabilities of Great Plains Energy were measured at fair value. For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed, Evergy has applied the accounting guidance for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The fair value measurements utilize estimates based on key assumptions of the mergers, including historical and current market data.

The pro forma statements of income include pro forma adjustments to eliminate merger transaction costs incurred by Westar Energy and Great Plains Energy since they are non-recurring charges that will not have a continuing impact on the combined results and are factually supportable and directly attributable to the mergers. Incurred costs related to integration planning are not eliminated as they are not directly attributable to the mergers. The pro forma financial statements do not reflect any adjustments for cost savings (or associated costs to achieve such savings) from operating efficiencies that could result from the mergers.

The regulated operations of Great Plains Energy are subject to the rate-setting authority of the Federal Energy Regulatory Commission, the Missouri Public Service Commission and the Kansas Corporation Commission and are accounted for pursuant to GAAP, including the accounting guidance for regulated operations. The rate-setting and cost recovery provisions currently in place for Great Plains Energy’s regulated operations provide revenue derived from costs including a return on investment of assets and liabilities included in rate base. Thus, the fair values of Great Plains Energy’s tangible and intangible assets and liabilities subject to these rate-setting provisions approximate their carrying values, and the pro forma financial statements do not reflect any adjustments related to these amounts other than for amounts not included in rate base.

Note 2. Adjustments to Pro Forma Financial Statements

The pro forma adjustments included in the pro forma financial statements are as follows:

(a)

Westar Energy and Great Plains Energy historical presentation – Based on the amounts reported in the consolidated statements of income of Westar Energy and Great Plains Energy for the year ended December 31, 2017, certain financial statement line items included in Great Plains Energy’s historical presentation have been reclassified to conform to corresponding financial statement line items included in Westar Energy’s historical presentation. These reclassifications have no material impact on the historical operating income or net income attributable to controlling interests, previously reported by Westar Energy or Great Plains Energy. In addition, Great Plains Energy’s historical presentation in the pro forma statement of income for the six months ended June 30, 2018 represents the activity from January 1, 2018 through the effective time of the merger.

Evergy has reviewed Great Plains Energy’s accounting policies and determined there are no differences that would have a material impact to the statements of income.

(b)

Upfront Bill Credits – In order to secure merger approval from the state regulatory agencies of Kansas and Missouri, Evergy agreed to provide one-time bill credits to customers of $59.7 million recorded in June 2018 on Evergy’s historical statement of income. Thus, the pro forma statement of income for the six months ended June 30, 2018 includes a pro forma adjustment to eliminate the reduction of revenue since it represents a non-recurring reduction of revenue that will not have a continuing impact on the combined results, is factually supportable and directly attributable to the mergers.

(c)

Merger Transaction Costs – The pro forma statements of income for the six months ended June 30, 2018 and year ended December 31, 2017 include pro forma adjustments to eliminate $93.9 million and $24.3 million, respectively, of merger transaction costs incurred by Evergy, Westar Energy and Great Plains Energy. The merger transaction costs consisted of investment banking fees, legal fees and employee-related costs directly attributable to the merger and other merger-related transaction costs. The merger transaction costs are non-recurring charges that will not have a continuing impact on the combined results and are factually supportable and directly attributable to the mergers. Incurred costs related to integration planning are not eliminated as they are not directly attributable to the mergers.

(d)	Interest rate swaps – In connection with Great Plains Energy’s contemplated acquisition of Westar Energy under the Original Merger Agreement, Great Plains Energy had entered into four interest rate swaps. In March 2017, in connection with Great Plains Energy’s $4,300.0 million senior note issuance, the settlement value of the interest rate swaps was fixed at $140.6 million. In July 2017, cash settlement of the $140.6 million was made contingent on the consummation of the mergers. Due to the redemption of Great Plains Energy’s $4,300.0 million senior notes in July 2017 and the fact that the interest rate swaps no longer serve as economic hedges, Great Plains Energy recorded changes in the fair value of the interest rate swaps after July 2017 in other income on Great Plains Energy’s consolidated statements of income. All changes in the fair value of the interest rate swaps prior to July 2017 were recorded in interest expense. The pro forma statements of income for the six months ended June 30, 2018 and year ended December 31, 2017 reflect an adjustment to decrease other income by $49.2 million and $14.0 million, respectively, to eliminate gains recorded after July 2017. The pro forma statement of income for the year ended December 31, 2017 also reflects a $1.9 million decrease in interest expense to eliminate expense recorded prior to July 2017. The historical income statement impacts of these swaps represent non-recurring gains and losses that will not have a continuing impact on the combined results, is factually supportable and directly attributable to the mergers.

(e)

Preferred Stock - In connection with Great Plains Energy’s contemplated acquisition of Westar Energy under the Original Merger Agreement, Great Plains Energy had issued $836.2 million (after issuance costs) of Series B Mandatory Convertible Preferred Stock containing an acquisition termination redemption option whereby Great Plains Energy had an option to redeem the preferred stock under certain circumstances. Under the merger agreement, Great Plains Energy was required to redeem all issued and outstanding shares of preferred stock. As a result of this condition, Great Plains Energy exercised its option and redeemed the shares in August 2017 for a cash payment equal to a make-whole formula. The pro forma statement of income for the year ended December 31, 2017 includes a pro forma adjustment to eliminate the historical income statement impact of $124.8 million loss on the Series B Mandatory Convertible Preferred Stock dividend make-whole provisions. The pro forma statements of income for the year ended December 31, 2017 also includes a pro forma adjustment to eliminate preferred dividends on Series B Mandatory Convertible Preferred Stock of $37.3 million. The preferred dividends and loss on dividend make-whole provisions represent non-recurring charges that will not have a continuing impact on the combined results since the preferred stock has been redeemed prior to the mergers.

In connection with Great Plains Energy’s contemplated acquisition of Westar Energy under the Original Merger Agreement, Great Plains Energy had entered into a stock purchase agreement with OCM Credit Portfolio LP to sell $750.0 million of Series A Mandatory Convertible Preferred Stock at the closing of the acquisition. In connection with this stock purchase agreement, Great Plains Energy paid $15.0 million of up-front commitment fees, which were recorded as deferred offering costs. In July 2017, due to entering into the Amended Merger Agreement, Great Plains Energy terminated the Series A stock purchase agreement and expensed the $15.0 million of deferred offering costs. The pro forma statement of income for the year ended December 31, 2017 eliminates the expense recorded on termination of this contract as it represents a non-recurring expense that will not have a continuing impact on the combined results, is factually supportable and directly attributable to the mergers.

(f)

Long-term Debt and Other Financing Costs – The pro forma statements of income include the following pro forma adjustments related to long-term debt and other financing costs in the line item of Interest expense (in millions):

	Six Months Ended	Year Ended
	June 30, 2018	December 31, 2017
Long-term debt fair value adjustment amortization	$(2.5)	$(5.0)
Interest on $4,300.0 million senior notes	—	(57.1)
Bridge financing fees amortization and ticking fees	—	(26.4)

Total	$(2.5)	$(88.5)

The pro forma statements of income include pro forma adjustments to reflect the net reduction in interest expense resulting from the fair valuation of Great Plains Energy’s holding company long-term debt. The effect of the fair value adjustment is being amortized from long-term debt over the remaining life of the individual debt issuances, with the longest amortization period being under six years. The remainder of the fair value adjustments for Great Plains Energy’s regulated companies’ debt is offset by an increase to regulatory assets, and amortization of these adjustments will offset each other with no effect on earnings.

In connection with Great Plains Energy’s contemplated acquisition of Westar Energy under the Original Merger Agreement, Great Plains Energy had issued $4,300.0 million of senior notes in March 2017. In July 2017, due to entering into the Amended Merger Agreement, Great Plains Energy determined in its reasonable judgment that the acquisition of Westar Energy would not close prior to November 30, 2017 and exercised its special optional redemption right to redeem the $4,300.0 million of senior notes issued in March 2017 at a redemption price equal to 101 percent of the principal amount of the debt incurring a $82.8 million loss on extinguishment of debt. The pro forma statement of income for the year ended December 31, 2017 reflects a pro forma adjustment to eliminate the loss on extinguishment of debt recorded on Great Plains Energy’s historical statement of income. The pro forma adjustment for the interest on the $4,300.0 million senior notes eliminates associated interest recorded on Great Plains Energy’s historical statements of income. Both the loss on extinguishment of debt and the interest associated with the $4,300.0 million senior notes represent non-recurring expenses that will not have a continuing impact on the combined results since the senior notes have been redeemed prior to the mergers.

In May 2016, in connection with Great Plains Energy’s contemplated acquisition of Westar Energy under the Original Merger Agreement, Great Plains Energy had entered into a bridge term loan facility to support the acquisition of Westar Energy and provide flexibility for the timing of long-term financing. In connection with this facility, Great Plains Energy paid upfront commitment fees, which were deferred and amortized over the 364-day term of the facility, and ticking fees related to the bridge facility that were expensed as incurred. The pro forma statement of income for the year ended December 31, 2017 includes pro forma adjustments to decrease interest expense to eliminate the historical income statement impact of these bridge term loan facility fees since they represent non-recurring expenses that will not have a continuing impact on the combined results, are factually supportable and directly attributable to the mergers.

(g)

Income Taxes – The pro forma statements of income include a pro forma adjustment to reflect the income tax effects of the pro forma adjustments calculated using an estimated composite income tax rate of 25.6% and 39.3%, respectively, for the combined company for the six months ended June 30, 2018 and year ended December 31, 2017.

(h)

Shares Outstanding – Reflects the elimination of Great Plains Energy’s common stock and the issuance of 129 million shares of Evergy common stock to Great Plains Energy’s shareholders. The pro forma weighted average number of basic shares outstanding is calculated by adding Evergy’s weighted average number of basic shares of common stock outstanding for the year ended December 31, 2017, as applicable, and Great Plains Energy’s weighted average number of basic shares of common stock outstanding for the same period multiplied by the exchange ratio of 0.5981. The following table illustrates these computations (in millions of shares).

	Six Months Ended	Year Ended
	June 30, 2018	December 31, 2017
Basic:
Great Plains Energy’s weighted average basic common shares	215.7	215.5
Conversion ratio	0.5981	0.5981

Equivalent Evergy common shares	129.0	128.9
Evergy weighted average basic common shares	142.5	142.5

Pro forma weighted average basic common shares	271.5	271.4

Diluted:
Great Plains Energy’s weighted average diluted common shares	216.3	215.5
Conversion ratio	0.5981	0.5981

Equivalent Evergy common shares	129.4	128.9
Evergy weighted average diluted common shares	142.6	142.6

Pro forma weighted average diluted common shares	272.0	271.5